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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2003
(Date of earliest event reported)

DRS Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08533 (Commission File Number)	13-2632319 (IRS Employer Identification No.)

5 Sylvan Way, Parsippany, New Jersey 07054
(Address of principal executive offices)

(973) 898-1500
(Registrant's telephone number, including area code)

        This amendment amends and supplements the Current Report on Form 8-K, filed by the registrant with the Securities and Exchange Commission on November 4, 2003.

Item 7. Financial Statements and Exhibits

(b)
Unaudited Pro Forma Financial Information:

        The following unaudited pro forma condensed combined financial statement information in connection with the registrant's acquisition of Integrated Defense Technologies, Inc. on November 4, 2003 is filed herewith as Exhibit 99.2:

Index to Unaudited Pro Forma Condensed Combined Financial Statements
Unaudited Pro Forma Condensed Combined Financial Statement Information
Unaudited Pro Forma Condensed Combined Statement of Earnings for the Year Ended March 31, 2003
Unaudited Pro Forma Condensed Combined Statement of Earnings for the Three Months Ended June 30, 2003
Unaudited Pro Forma Condensed Combined Statement of Earnings for the Three Months Ended June 30, 2002
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003
Notes to Unaudited Pro Forma Condensed Combined Financial Statement Information
(c)
Exhibits.

99.2
Unaudited Pro Forma Condensed Combined Financial Statement Information

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRS TECHNOLOGIES, INC.
Dated: November 13, 2003	By:	/s/ NINA L. DUNN Name: Nina L. Dunn Title: Executive Vice President General Counsel and Secretary

Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statement Information

        The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the following transactions as if they occurred on the dates indicated as discussed below.

  (i)
  On November 4, 2003, DRS Technologies, Inc., ("DRS") acquired all of the outstanding stock of Integrated Defense Technologies, Inc. ("IDT") and merged a wholly-owned subsidiary of DRS into IDT in a purchase business combination (the "Merger"). The total Merger consideration paid to former IDT stockholders was $261.3 million in cash and 4,323,172 shares of DRS common stock, or an aggregate value of $367.4 million, based upon the closing price of DRS's common stock a few days before and after the closing date, plus merger-related costs of approximately $5.0 million. The Company's common stock issued in the Merger was valued at $24.55 per share using the average closing price of DRS's common stock a few days before and after the closing date.

  (ii)
  Also in connection with the Merger, on October 30, 2003, the Company issued $350.0 million of 6 7/8% Senior Subordinated Notes, due November 1, 2013 (the "Notes"). The net proceeds from the offering of the Notes were $341.2 million, after deducting $8.8 million in commissions and fees related to the offering. Simultaneous with the closing of the Merger, DRS amended and restated its existing $338.6 million senior secured credit facility (original credit facility), providing for up to an aggregate amount of $411.0 million. The amended and restated credit facility consists of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The net proceeds of the offering, together with the term loan borrowings under its amended and restated credit facility and a portion of the Company's available cash, were used to fund the Merger, repay certain of DRS's and IDT's outstanding indebtedness and pay related fees and expenses.

  (iii)
  IDT's November 1, 2002 acquisition of BAE Systems Aerospace Electronics Gaithersburg Operation ("BAE Aerospace Electronics"), a division of BAE Systems Aerospace Electronics, Inc., in a purchase business combination and related financing. BAE Aerospace Electronics was renamed to Signia-IDT, Inc. subsequent to the acquisition.

        The unaudited pro forma condensed combined statement of earnings for the year ended March 31, 2003 combines the historical consolidated statement of earnings of DRS for the fiscal year ended March 31, 2003, with the pro forma consolidated statement of operations of IDT for the year ended December 31, 2002, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and other transactions described above as if such transactions had occurred on April 1, 2002. The unaudited pro forma condensed combined statement of earnings for the three months ended June 30, 2003 combines the historical unaudited consolidated statement of earnings of DRS for the three months ended June 30, 2003, with the historical unaudited consolidated statement of operations of IDT for the three months ended June 27, 2003, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and related financings described above as if such transactions had occurred on April 1, 2002. The unaudited pro forma condensed combined statement of earnings for the three months ended June 30, 2002 combines the historical unaudited consolidated statement of earnings of DRS for the three months ended June 30, 2002, with the unaudited pro forma consolidated statement of operations of IDT for the three months ended June 30, 2002, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and other transactions described above as if such transactions had occurred on April 1, 2002.

        DRS has presented the pro forma effect of IDT's November 1, 2002 acquisition of BAE Aerospace Electronics in IDT's pro forma results of operations for the year ended December 31, 2002 and the three months ended June 30, 2002. The results of operations of BAE Aerospace Electronics are included in IDT's operating results for the three months ended June 27, 2003 as that acquisition was completed during the year ended December 31, 2002.

        The unaudited pro forma condensed combined balance sheet was prepared based on the assumption that the Merger and related financings described above were completed on June 30, 2003. The unaudited pro forma condensed combined balance sheet as of June 30, 2003 combines the historical unaudited consolidated balance sheet of DRS as of June 30, 2003, with the historical unaudited consolidated balance sheet of IDT as of June 27, 2003, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and related financings.

        The Merger has been accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, IDT's operating results will be included in DRS's operating results beginning November 4, 2003. IDT's acquisition of BAE Aerospace Electronics was also accounted for under the purchase method of accounting and is included in the historical consolidated results of operations of IDT from its effective date of acquisition.

        The unaudited pro forma adjustments related to the Merger are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after DRS obtains third-party appraisals, performs its own internal assessments and reviews all available data. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma condensed combined financial statement information and DRS's future results of operations and financial position.

        The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (i) DRS's historical consolidated financial statements as of and for the year ended March 31, 2003, and DRS's unaudited consolidated financial statements as of June 30, 2003 and for the three months ended June 30, 2003 and 2002, and (ii) IDT's historical consolidated financial statements as of and for the year ended December 31, 2002, and IDT's unaudited consolidated financial statements as of June 27, 2003 and for the three and six months ended June 27, 2003 and June 30, 2002. The historical statements of income data for BAE Aerospace Electronics is based on unaudited financial statement data. The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the Merger, IDT's acquisition of BAE Aerospace Electronics, the issuance of the Notes and amending and restating DRS's credit facility been completed as of April 1, 2002 or of the results of operations that may be attained by DRS in the future.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Year Ended March 31, 2003
(in thousands, except per share data)

	Historical DRS (1)	Pro Forma IDT (2)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$675,762	$364,105	$(21,000	) (4)	$1,018,867
Costs and expenses	608,078	331,227	(12,310	) (4)	926,995

Operating income (loss)	67,684	32,878	(8,690)		91,872
Interest and related expenses	10,589	15,232	16,258	(5)	42,079
Other (expense) income	355	(110)	—		245
Write off refinancing costs	—	25,748	—		25,748

Earnings (losses) before minority interest and income taxes	57,450	(8,212)	(24,948)		24,290
Minority interest	1,578	—	—		1,578

Earnings (losses) before income taxes	55,872	(8,212)	(24,948)		22,712
Income tax expense (benefit)	25,701	(4,039)	(10,478	) (6)	11,184

Net earnings (losses)	$30,171	$(4,173)	$(14,470)		$11,528

Earnings per share of common stock:
Basic earnings per share	$1.64				$0.51
Diluted earnings per share	$1.58				$0.49
Weighted average number of shares of common stock outstanding:
Basic	18,411		4,323	(7)	22,734
Diluted	19,073		4,323	(7)	23,396

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Three Months Ended June 30, 2003
(in thousands, except per share data)

	Historical DRS (1)	Historical IDT (3)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$167,198	$93,418	$—	(4)	$260,616
Costs and expenses	150,838	83,555	320	(4)	234,713

Operating income (loss)	16,360	9,863	(320)		25,903
Interest and related expenses	3,029	3,001	4,064	(5)	10,094
Other (expense) income	(64)	185	—		121

Earnings (losses) before minority interest and income taxes	13,267	7,047	(4,384)		15,930
Minority interest	239	—	—		239

Earnings (losses) before income taxes	13,028	7,047	(4,384)		15,691
Income tax expense (benefit)	5,732	2,572	(1,841	) (6)	6,463

Net earnings (losses)	$7,296	$4,475	$(2,543)		$9,228

Earnings per share of common stock:
Basic earnings per share	$0.33				$0.34
Diluted earnings per share	$0.32				$0.34
Weighted average number of shares of common stock outstanding:
Basic	22,438		4,323	(7)	26,761
Diluted	22,949		4,323	(7)	27,272

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Three Months Ended June 30, 2002
(in thousands, except per share data)

	Historical DRS(1)	Pro Forma IDT(2)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$131,238	$90,376	$(7,000	) (4)	$214,614
Costs and expenses	118,565	80,417	(2,843	) (4)	196,139

Operating income (loss)	12,673	9,959	(4,157)		18,475
Interest and related expenses	2,283	3,116	4,063	(5)	9,462
Other (expense) income	(43)	134	—		91

Earnings (losses) before minority interest and income taxes	10,347	6,977	(8,220)		9,104
Minority interest	284	—	—		284

Earnings (losses) before income taxes	10,063	6,977	(8,220)		8,820
Income tax expense (benefit)	4,629	2,369	(3,452	) (6)	3,546

Net earnings (losses)	$5,434	$4,608	$(4,768)		$5,274

Earnings per share of common stock:
Basic earnings per share	$0.32				$0.25
Diluted earnings per share	$0.31				$0.24
Weighted average number of shares of common stock outstanding:
Basic	16,843		4,323	(7)	21,166
Diluted	17,644		4,323	(7)	21,967

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

As of June 30, 2003
(in thousands)

	Historical
			Pro Forma Adjustments
	DRS(8)	IDT(9)			Pro Forma DRS
Assets
Current Assets:
Cash and cash equivalents	$90,431	$14,233	$(96,300	) (10)	$8,364
Accounts receivable, net	135,826	133,687	—		269,513
Inventories, net of progress payments	137,449	21,996	(267	)(4)(c)	159,178
Prepaid expenses and other current assets	19,309	10,278	(155	) (12)	29,432

Total current assets	383,015	180,194	(96,722)		466,487
Property, plant and equipment, net	87,440	62,333	—		149,773
Acquired intangible assets, net	46,817	54,764	—	(13)	101,581
Goodwill	433,940	142,124	208,397	(13)	784,461
Other assets	13,159	7,443	10,186	(11)	30,788

Total assets	$964,371	$446,858	$121,861		$1,533,090

Liabilities and Stockholders' Equity
Current liabilities:
Current installments—long term debt	$7,703	$7,302	$220	(5)	$8,034
			(7,191	) (5)
Short-term bank debt	789	—	—		789
Other current liabilities	262,032	58,706	(425	) (12)	319,985
			(328	) (5)

Total current liabilities	270,524	66,008	(7,724)		328,808
Long-term debt, excluding current installments	216,164	197,263	392,122	(5)	608,365
			(197,184	) (5)
Other non-current liabilities	28,283	12,553	—		40,836

Total liabilities	514,971	275,824	187,214		978,009
Commitments and contingencies
Stockholders' equity:
Common stock	225	213	(213	) (15)	268
			43	(14)
Additional paid-in capital	344,240	170,955	(170,955	) (15)	450,331
			106,091	(14)
Retained earnings	101,823	5,710	(5,710	) (15)	101,370
			(453	) (5)
Accumulated other comprehensive earnings (losses)	3,112	(5,844)	5,844	(15)	3,112

Total stockholders' equity	449,400	171,034	(65,353)		555,081

Total liabilities and stockholders' equity	$964,371	$446,858	$121,861		$1,533,090

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENT INFORMATION

1.
The Historical DRS columns represent the consolidated statement of earnings of DRS for the fiscal year ended March 31, 2003, and the unaudited consolidated statements of earnings of DRS for the three-month periods ended June 30, 2003 and 2002.

2.
The Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the fiscal year ended March 31, 2003, represents the historical consolidated statement of operations of IDT for the year ended December 31, 2002, combined with the historical unaudited statement of income of BAE Aerospace Electronics for the ten months ended October 31, 2002, and certain pro forma adjustments to reflect IDT's acquisition of BAE Aerospace Electronics as if it occurred on January 1, 2002. IDT acquired BAE Aerospace Electronics effective November 1, 2002. The Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the three months ended June 30, 2002, represents the historical consolidated statement of operations of IDT for the three months ended June 30, 2002, combined with the historical unaudited statement of income of BAE Aerospace Electronics for the three months ended June 30, 2002, and certain pro forma adjustments to reflect IDT's acquisition of BAE Aerospace Electronics as if it occurred on January 1, 2002. BAE Aerospace Electronics designs and manufactures high-performance radio frequency surveillance equipment used in communications intelligence and signal intelligence applications.

  The following table provides a reconciliation of the amounts shown in the Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the fiscal year ended March 31, 2003.

	Historical
	IDT	BAE Aerospace Electronics	Pro Forma Adjustments		Pro Forma IDT
	(in thousands)
Revenues	$304,361	$59,744	$—		$364,105
Costs and expenses	277,612	50,320	3,295	(a)	331,227

Operating income (loss)	26,749	9,424	(3,295)		32,878
Interest and related expenses	8,270	—	6,962	(b)	15,232
Other (expense) income	84	(194)	—		(110)
Write off refinancing costs	25,748	—	—		25,748

(Losses) earnings before income taxes	(7,185)	9,230	(10,257)		(8,212)
Income tax expense (benefit)	(3,078)	3,347	(4,308	)(c)	(4,039)

Net (losses) earnings	$(4,107)	$5,883	$(5,949)		$(4,173)

  The following table provides a reconciliation of the amounts shown in the Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the three months ended June 30, 2002.

	Historical
	IDT	BAE Aerospace Electronics	Pro Forma Adjustments		Pro Forma IDT
	(in thousands)
Revenues	$72,099	$18,277	$—		$90,376
Costs and expenses	64,234	15,195	988	(a)	80,417

Operating income (loss)	7,865	3,082	(988)		9,959
Interest and related expenses	1,027	—	2,089	(b)	3,116
Other income (expense)	231	(97)	—		134

Earnings (losses) before income taxes	7,069	2,985	(3,077)		6,977
Income tax expense (benefit)	2,579	1,082	(1,292)	(c)	2,369

Net earnings (losses)	$4,490	$1,903	$(1,785)		$4,608

  (a)
  The adjustments to costs and expenses are comprised of the following.

	Year Ended December 31, 2002		Three Months Ended June 30, 2002
	(in thousands)
Acquired intangible asset amortization	$1,998	(i)	$599	(i)
Retention bonuses	783	(ii)	235	(ii)
Depreciation	514	(iii)	154	(iii)

Total	$3,295		$988

    (i)
    As part of IDT's purchase accounting for the BAE Aerospace Electronics acquisition, IDT identified and recorded approximately $56.3 million of intangible assets that had not been previously recorded by BAE Aerospace Electronics, including trade names and trademarks of $1.6 million, patents and proprietary technology of $13.8 million and customer relationships of $40.9 million. These intangibles are being amortized over periods of ten, fifteen, and thirty-one years, respectively. These pro forma adjustments reflect the additional amortization expense that would have been incurred in the year ended December 31, 2002 and the three months ended June 30, 2002, had IDT's acquisition of BAE Aerospace Electronics occurred on January 1, 2002.

    (ii)
    Represents adjustments for retention bonuses accrued for certain key employees of BAE Aerospace Electronics for the year ended December 31, 2002 and the three months ended June 30, 2002.

    (iii)
    As part of the purchase accounting related to IDT's acquisition of BAE Aerospace Electronics, an adjustment of $6.8 million was made to increase the net book value of the acquired fixed assets to fair value, including a $5.0, $0.9, $0.8 and $0.1 million increase in the recorded value of BAE Aerospace Electronics buildings and improvements, machinery and equipment, land and office equipment, respectively.

    The estimated useful lives of the acquired depreciable fixed assets are as follows:

Weighted Average Useful Life
(years)
Buildings and improvements	27.00
Machinery and equipment	1.48
Office equipment	1.56

      Excluding the fair value adjustment made to land, the adjustments to depreciation reflects the additional depreciation expense that would have been incurred for the year ended December 31, 2002 and the three months ended June 30, 2002, had these fair value adjustments been made on January 1, 2002.

  (b)
  These pro forma adjustments reflect the additional interest expense that would have been incurred for the year ended December 31, 2002 and the three months ended June 30, 2002, had the additional $142.5 million of indebtedness incurred in connection with the acquisition of BAE Aerospace Electronics been outstanding since January 1, 2002. The adjustment for the year ended December 31, 2002 and the three months ended June 30, 2002 assumes an interest rate of three-month LIBOR plus 4%, estimated to be 5.86%. A 0.125% increase/decrease in the average prevailing interest rate on the $142.5 million of additional debt would result in an increase/decrease in interest expense of approximately $0.2 million and $45 thousand for the year ended December 31, 2002 and the three months ended June 30, 2002, respectively.

  (c)
  The pro forma adjustments to income taxes includes the income tax effect on the pro forma adjustments related to IDT's acquisition of BAE Aerospace Electronics, using a statutory (federal and state) income tax rate of 42%.

3.
The Historical IDT column included in the unaudited pro forma condensed combined statement of earnings for the three months ended June 30, 2003, represents the unaudited consolidated statement of operations of IDT.

4.
The following pro forma adjustments result from the Merger:

	Increase (Decrease) to Revenues and Costs and Expenses
	Year Ended March 31, 2003	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002
	(in thousands)
Revenues(a)	$(21,000)	$—	$(7,000)

Costs and expenses
Cost of sales—IDT revenue adjustment(a)	$(13,700)	$—	$(3,900)
IDT retention bonuses(b)	3,282	—	1,641
General and administrative expenses(c)	(2,107)	267	(637)
Amortization of acquired intangible assets(d)	1,253	313	313
IDT management fee(e)	(900)	(225)	(225)
IDT board of director's fees(e)	(138)	(35)	(35)

Total adjustments to costs and expenses	$(12,310)	$320	$(2,843)

  (a)
  IDT recognizes revenues on certain contracts on a cost-to-cost percentage of completion basis. To be consistent with DRS's accounting policy, revenue on some of these contracts would be recognized based on the units of delivery method. The adjustments to revenues and cost of sales for the year ended March 31, 2003 and the three months ended June 30, 2002 reflect the estimated pro forma impact on IDT's historical results of operations of applying DRS's revenue recognition policy. The pro forma impact of this adjustment for the three months ended June 30, 2003 was immaterial.

  (b)
  Represents an adjustment for the payment of retention bonuses to certain employees of IDT upon remaining with DRS for six months following the Merger.

  (c)
  IDT historically recognized general and administrative expenses as a period cost. To be consistent with DRS's accounting policy, the pro forma adjustments to costs and expenses reflect estimated amounts of general and administrative expenses capitalized into inventory for the year ended March 31, 2003 and the three-month periods ended June 30, 2003 and 2002. The June 30, 2003 unaudited pro forma condensed combined balance sheet includes an estimated adjustment to inventory and goodwill to reflect the capitalization of certain general and administrative expenses.

  (d)
  These pro forma adjustments reflect the incremental amortization expense of acquired intangible assets for the periods presented. For purposes of this pro forma presentation we have estimated that the acquired amortizable intangible assets from the Merger to be $54.8 million, with an estimated useful life of 15 years. As the purchase price allocation for the Merger has not been completed and the allocation of the purchase price to acquired intangible assets and the assumed weighted average useful lives will change, a $1.0 million increase/decrease in acquired intangible assets would result in an increase/decrease in amortization expense of approximately $67 thousand per fiscal year (assuming a 15 year useful life).

  (e)
  These pro forma adjustments represent certain costs reflected in IDT's historical results of operations, which for the purposes of this pro forma presentation DRS has eliminated to reflect cost savings which will result from the Merger. The "IDT management fee" adjustment represents a management fee that IDT paid Veritas Capital Management, L.L.C. (Veritas Capital Management controled IDT's principal stockholder, IDT Holding, L.L.C). The management fee obligation was terminated upon closing of the Merger. The "IDT board of director's fees" adjustment represents the net savings expected to be realized due to the elimination of IDT's board of directors upon closing of the Merger (with the exception of the anticipated election of Robert B. McKeon, chairman of IDT, to DRS's board of directors).

5.
Assuming a June 30, 2003 closing date, net incremental debt to be incurred in connection with the Merger is estimated to be $188.0 million, which reflects a required repayment of $204.4 million of IDT's bank debt, which excludes $0.2 million of IDT's capital leases. The unaudited pro forma condensed combined statements of earnings for the year ended March 31, 2003 and the three-month periods ended June 30, 2003 and 2002, include pro forma adjustments for incremental interest expense of $13.8 million, $3.4 million and $3.4 million, respectively, associated with the net increase in debt outstanding based on a weighted average interest rate of 6.56% on the amended and restated credit facility and the Notes for the year ended March 31, 2003 and the three-month periods ended June 30, 2003 and 2002. The weighted average interest rate was calculated based on interest rates of 6.88%, 4.20% and 3.62% on the Notes, term loan borrowings, and revolving line of credit borrowings, respectively. A 0.125% increase/decrease in the weighted average prevailing interest rates on our incremental debt would result in an increase/decrease in interest expense of approximately $0.5 million, $0.1 million and $0.1 million for the year ended March 31, 2003 and the three-month periods ended June 30, 2003 and 2002, respectively. The pro forma interest expense adjustments for the year ended March 31, 2003 and the three-month periods ended June 30, 2003 and 2002 also include adjustments of $2.5 million, $0.6 million and $0.6 million, respectively, for the incremental increase in amortization of the deferred financing fees incurred in connection with the Notes and amending and restating the original credit facility in connection with the Merger.

  A summary of the components comprising the pro forma changes in debt related to the Merger and amending and restating of the original credit facility follows.

Change in Borrowings
Revolving line of credit	$17,342
Term loans	25,000
Senior subordinated notes	350,000
Required term loan paydown—IDT bank debt	(204,375)

Net change	$187,967

  DRS obtained a senior subordinated bridge loan commitment in the amount of $125.0 million to secure financing in the event that the Company could not consummate the offering of the Notes prior to the completion of the Merger. The June 30, 2003 unaudited pro forma condensed combined balance sheet reflects the net effect of charging to retained earnings the up-front commitment fee paid to obtain the commitment, net of a tax benefit using a statutory (federal and state) income tax rate of 42%.

6.
The pro forma adjustments to income taxes for the year ended March 31, 2003 and the three months ended June 30, 2003 and June 30, 2002 include the income tax effect on the pro forma adjustments related to the Merger and related financings using a statutory (federal and state) income tax rate of 42%.

7.
The pro forma adjustment to the weighted average number of shares of DRS common stock outstanding reflects the issuance of 4,323,172 shares of DRS common stock in the Merger. The pro forma weighted average number of shares outstanding assumes that the shares issued in the Merger are outstanding throughout each period.

8.
The Historical DRS column represents the unaudited consolidated balance sheet of DRS as of June 30, 2003.

9.
The Historical IDT column represents the unaudited consolidated balance sheet of IDT as of June 27, 2003.

10.
The pro forma adjustments reflected in cash and cash equivalents consist of the following.

June 30, 2003
(in thousands)
New borrowings	$392,342
Cash paid to IDT shareholders	(261,267)
Repayment of IDT bank debt	(204,375)
Merger and financing-related costs	(23,000)

Total	$(96,300)

11.
The pro forma adjustment to other assets represents the net increase in debt related financing costs. The adjustment is comprised of a $13.2 million increase associated with the capitalization of certain costs related to DRS's additional borrowings and a $3.0 million decrease associated with the elimination of the carrying amount of IDT's debt-related financing costs. In accordance with EITF Issue No. 96-19, DRS will expense $0.1 million of professional fees expected to be incurred in connection with the refinancing.

12.
These pro forma adjustments relate to the fair value of IDT's interest rate swap at June 27, 2003. The $0.4 million adjustment to other current liabilities represents the elimination of the fair value of the interest rate swap and the $0.2 million adjustment to prepaid expenses and other current assets represents the elimination of the related deferred tax asset.

13.
As a result of the Merger, DRS acquired each outstanding share of common stock of IDT for $12.25 in cash and 0.2027 of a share of DRS common stock for a purchase price of $367.4 million, based upon the closing price of DRS's common stock a few days before and after the closing date, plus estimated Merger-related costs of $5.0 million. The unaudited pro forma condensed combined balance sheet as of June 30, 2003 reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed on a preliminary basis. DRS is in the process of obtaining third-party valuations of certain assets acquired and liabilities assumed, as well as performing an assessment of the acquired contracts. All of the data required to value the acquired contracts is not currently available and at this time it is not practicable to reasonably estimate their final valuations for this pro forma presentation. The fair value of the acquired contracts will be valued at their remaining contract value less DRS's estimate to complete and a profit margin commensurate with the profit margin DRS earns on similar contracts. Therefore, the preliminary purchase price allocation will change and such change may have a material effect on the accompanying unaudited pro forma condensed combined financial statement information. The following table summarizes the preliminary allocation of the estimated purchase price to the estimated fair value of assets acquired and liabilities assumed.

June 30, 2003
(in thousands)
Net book value of assets acquired	$171,034
Adjustments to net book value of assets acquired:
Estimated IDT merger costs	(4,021)
Elimination of deferred financing costs	(3,012)
Elimination of interest rate swap, net of deferred taxes	270

164,271
Estimated general and administrative expenses capitalized in inventory	(267)
Estimated incremental amortizable acquired intangible assets(a)	—
Estimated incremental goodwill	208,397

Total estimated purchase price—including Merger-related costs of $5.0 million	$372,401

  (a)
  For purposes of this pro forma presentation we have estimated that the amortizable acquired intangible assets from the Merger will be $54.8 million, which is the net book value of such assets recorded in IDT's June 27, 2003 unaudited consolidated balance sheet.

14.
The accompanying unaudited pro forma condensed combined balance sheet reflects 4,323,172 shares of DRS common stock that were issued to IDT shareholders in connection with the Merger, valued at $24.55 per share based upon the average closing price of DRS's common stock a few days before and after the closing date. Based on the stock issuance, DRS common stock and additional paid-in capital reflect increases of $43 thousand and $106.1 million, respectively.

15.
These adjustments eliminate IDT's historical stockholders' equity balances.

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INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Financial Statement Information
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
Year Ended March 31, 2003 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
Three Months Ended June 30, 2003 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
Three Months Ended June 30, 2002 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2003 (in thousands)
DRS TECHNOLOGIES, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT INFORMATION